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                                                                      EXHIBIT 11

WHITTMAN-HART, INC.
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


PRIMARY

                                                           THREE MONTHS ENDED            NINE MONTHS ENDED
                                                        SEPT. 28,      SEPT. 30,      SEPT. 28,      SEPT. 30,
                                                          1997           1996           1997           1996
                                                     ------------   ------------     ----------     ----------
Net income                                           $  2,861,109   $  1,683,866     $7,393,991     $3,428,554
                                                     ------------   ------------     ----------     ----------
                                                     ------------   ------------     ----------     ----------
Weighted average common shares outstanding             20,718,046     18,823,788     20,576,977     15,005,570
Effect of stock options calculated according
  to the treasury stock method                          1,651,915      1,450,660      1,511,967      1,298,712
Conversion of redeemable preferred stock                       --             --                       861,518
                                                     ------------   ------------     ----------     ----------
Weighted average common and common
  equivalent shares outstanding                        22,369,961     20,274,448     22,088,944     17,165,800
                                                     ------------   ------------     ----------     ----------
                                                     ------------   ------------     ----------     ----------
Net income per share                                 $       0.13   $       0.08     $     0.34     $     0.20
                                                     ------------   ------------     ----------     ----------
                                                     ------------   ------------     ----------     ----------

FULLY-DILUTED

                                                           THREE MONTHS ENDED            NINE MONTHS ENDED
                                                        SEPT. 28,      SEPT. 30,      SEPT. 28,      SEPT. 30,
                                                          1997           1996           1997           1996
                                                     ------------   ------------     ----------     ----------
Net income                                           $  2,861,109   $  1,683,866     $7,393,991     $3,428,554
                                                     ------------   ------------     ----------     ----------
                                                     ------------   ------------     ----------     ----------
Weighted average common shares outstanding             20,718,046     18,823,788     20,576,977     15,005,570
Effect of stock options calculated according
  to the treasury stock method                          1,768,316      1,545,566      1,757,970      1,333,942
Conversion of redeemable preferred stock                       --             --                       861,518
                                                     ------------   ------------     ----------     ----------
Weighted average common and common
  equivalent shares outstanding                        22,486,362     20,369,354     22,334,947     17,201,030
                                                     ------------   ------------     ----------     ----------
                                                     ------------   ------------     ----------     ----------
Net income per share                                 $       0.13   $       0.08     $     0.33     $     0.20
                                                     ------------   ------------     ----------     ----------
                                                     ------------   ------------     ----------     ----------